Exhibit 99.3

   Designated Filer:                   Warburg Pincus Private Equity IX, L.P.
   Issuer & Ticker Symbol:             Synutra International, Inc. (SYUT)
   Date of Event Requiring             March 3, 2014
   Statement:

                            JOINT FILERS' SIGNATURES

WARBURG PINCUS IX LLC

   By:  Warburg Pincus Partners LLC, its sole member
         By:  Warburg Pincus & Co., its managing member

   By: /s/ Timothy J. Curt
       ----------------------------------                Date: March 3, 2014
       Name: Timothy J. Curt
       Title: Partner

   WARBURG PINCUS PARTNERS LLC

   By:  Warburg Pincus & Co., its managing member

   By: /s/ Timothy J. Curt
       ----------------------------------                Date: March 3, 2014
       Name: Timothy J. Curt
       Title: Partner

   WARBURG PINCUS & CO.

   By: /s/ Timothy J. Curt
       ----------------------------------                Date: March 3, 2014
       Name: Timothy J. Curt
       Title: Partner

   WARBURG PINCUS LLC

   By: /s/ Timothy J. Curt
       ----------------------------------                Date: March 3, 2014
       Name: Timothy J. Curt
       Title: Managing Director

   CHARLES R. KAYE

   By: /s/ Timothy J. Curt
       ----------------------------------                Date: March 3, 2014
       Name: Charles R. Kaye
       By: Timothy J. Curt, Attorney-in-Fact*

   JOSEPH P. LANDY

   By: /s/ Timothy J. Curt
       ----------------------------------                Date: March 3, 2014
       Name: Joseph P. Landy
       By: Timothy J. Curt, Attorney-in-Fact*

* Power of Attorney given by Mr. Kaye and Mr. Landy was previously filed with the United States Securities and Exchange Commission on November 26, 2013 as
  an exhibit to a statement on Form 4 filed by Warburg Pincus Private Equity IX,
  L.P. with respect to Laredo Petroleum Holdings, Inc. and is hereby incorporated by reference.